Exhibit 10.5

Beijing ForU Duoduo Information Technology Co., Ltd.

Shan Dandan, Wang Hongxin

and

Nanjing ForU Online Electronic Commerce Co., Ltd.

Exclusive Option Agreement

April 26, 2021

Exclusive Option Agreement

This Exclusive Option Agreement (“Agreement”) is executed by and among the following Parties on April 26, 2021:

(1)

Beijing ForU Duoduo Information Technology Co., Ltd. (the “WFOE”), a wholly foreign-owned company duly incorporated and validly existing under the laws of the People’s Republic of China, with its registered address at 428B, 4th floor, No.31 Fuchengmenwai Street, Xicheng District, Beijing;

(2)	Shan Dandan, a Chinese citizen, her ID number being ****************;

(3)	Wang Hongxin, a Chinese citizen, his ID number being **************** (together with Shan Dandan, the “Existing Shareholders” and each a “Existing Shareholder”);

(4)

Nanjing ForU Online Electronic Commerce Co., Ltd. (the “Company”), with its registered address at 2nd floor, Zone B, Building 1, Guorui building, No. 359 Jiangdong Middle Road, Jianye District, Nanjing.

(In this Agreement, the above parties are individually referred to as a “Party” and collectively referred to as the “Parties”.)

Whereas,

1.

The Existing Shareholders are registered shareholders of the Company and hold all equity interests of the Company according to law, their respective capital contribution and shareholding ratio in the Company as of the date hereof are as shown in Annex I hereto.

2.

The Company and the Existing Shareholders agree to grant an irrevocable and exclusive option to the WFOE, according to which, the WFOE has the right to purchase all or part of the Company’s equity interests and/or all or part of the Company’s assets and businesses from the Existing Shareholders to the extent permitted by PRC laws.

3.

Simultaneously with the execution of this Agreement, the WFOE and the Company entered into an Exclusive Consulting and Service Agreement (as may be amended from time to time, the “Exclusive Service Agreement”), and the WFOE, the Existing Shareholders and the Company entered into an Equity Interest Pledge Agreement (as may be amended from time to time, the “Equity Interest Pledge Agreement”) and a Shareholders Voting Proxy Agreement (as may be amended from time to time, the “Shareholders Voting Proxy Agreement”).

Now therefore, upon mutual discussion and negotiation, the Parties have reached the following agreement:

1	Grant of Option

1.1

The Existing shareholders and the Company hereby irrevocably and unconditionally grant the WFOE an irrevocable and exclusive right (“Option”) to (a) require the Existing Shareholders to transfer to the WFOE and/or any one or more persons (each, a “Designee”) designated by the WFOE all or part of their current or future equity in the Company (the “Equity”); or (b) require the Company to transfer to the WFOE and/or any other entity or individual designated by the WFOE all or part of its current or future assets (“Assets”) and businesses (“Businesses”), to the extent permitted by PRC laws with the methods and steps determined by the WFOE and in the manner prescribed herein at one or multiple times at any time. The WFOE also agrees to accept the Option.

1.2

Except for the WFOE and its Designee(s), no third person shall have the Option or other rights in connection with the Equity, Assets or Businesses. The term “Equity” used herein refers to all shareholder’s rights granted by PRC laws and the Company’s articles of association to the Existing Shareholders due to their shareholder’s qualifications, including but not limited to the right to earnings of the Company, the right to make major decisions, the right to select managers, etc. The term “Assets” used herein refers to the assets that are directly or indirectly owned or controlled by the Company from time to time in connection with the Company’s business operations, including current assets, interest in external investment, fixed assets, intangible assets (including but not limited to patented and unpatented technology), deferred assets, the acquirable interests under all contracts concluded and any other benefits obtainable by the Company, including assets directly or indirectly owned or controlled by the Company’s branches and offices from time to time. The term “Businesses” used herein refers to all businesses carried out by the Company from time to time. The term

“Person” as used in the present section and elsewhere herein shall refer to any individual, corporation, joint venture, partnership, enterprise, trust or unincorporated organization. For the avoidance of doubt, the Option to purchase the Equity as set forth in Section 1.1 (a) above and the right to purchase the Company’s Assets and Businesses as set forth in Section 1.1 (b) are not mutually exclusive. If it considers appropriate, the WFOE may exercise such rights at the same time, that is to say, the WFOE may acquire Assets and Businesses while it is transferred the Equity; the rights to purchase stipulated herein are the sole option of the WFOE, which does not mean that the WFOE has an obligation or commitment to acquire Equity and/or Assets and Businesses. For the further avoidance of doubt, the WFOE may exercise any of its rights hereunder, including the Option, at any time after this Agreement takes effect. To the fullest extent permitted by PRC laws, in case any Existing Shareholder dies or loses his civil capacity, the WFOE shall be entitled to exercise its rights hereunder, including the Option, against the Existing Shareholder or his legal heir or agent in accordance with the provisions of this Agreement.

2	Ways to exercise the Option

2.1

Under the conditions permitted by PRC laws, the WFOE has absolute discretion to decide when, how and how many times to exercise its Option. If, according to PRC laws then in effect, the WFOE and/or its Designee(s) is allowed to hold all of the Company’s Equity or Assets and Businesses, the WFOE has the right to exercise its Option at one time or in installments, so that the WFOE and/or its Designee(s) may be transferred all Equity and/or Assets and Businesses from the Existing Shareholders or the Company at one time or in installments; if, according to PRC laws then in effect, the WFOE and/or its Designee(s) is only allowed to hold part of the Company’s Equity or Assets and Businesses, the WFOE has the right to determine the amount of Equity and/or Assets and Businesses to be transferred within the scope not exceeding the upper limit proportion (“Ceiling”) stipulated by PRC laws then in effect, and the WFOE and/or its Designee(s) may be transferred Equity and/or Assets and Businesses from the Existing Shareholders or the Company in such amount. In the latter case, the WFOE has the right to, with the gradual release of the Ceiling permitted by PRC laws, exercise its purchase rights in stages, so as to finally obtain all the Equity and/or Assets and Businesses. Upon each exercise, the WFOE has the right to decide the amount of Equity, Assets and Businesses to be transferred by the Existing Shareholders and/or the Company to the WFOE and/or its Designee(s) during the exercise, according to which the Existing Shareholders and the Company shall respectively transfer Equity, Assets and Businesses to the WFOE and/or its Designee(s). Upon each exercise, the WFOE may be transferred the Equity by itself, or by a third party designated in whole or in part. After each exercise, the WFOE shall issue a notice of exercise of the Option to the Existing Shareholders and the Company (the “Exercise Notice”, the format of which is shown in Annex II hereto). Upon receipt of an Exercise Notice, the Existing Shareholders and the Company shall immediately transfer all the Equity, Assets and Businesses specified in the Exercise Notice to the WFOE and/or its Designee(s) in the manner described in Section 2 hereof pursuant to the Exercise Notice.

2.2	The Existing Shareholders and the Company hereby severally and jointly warrant and covenant that once the WFOE issues an Exercise Notice:

(1)

It shall immediately convene a shareholders’ meeting and meetings of its board of directors, and thereon pass resolutions including the waiver of the right of first refusal, and take all other necessary actions, approving the transfer of the Equity, Assets and Businesses specified in the Exercise Notice to the WFOE and/or its Designee(s) at the price (the “Transfer Price”) determined in accordance with Section 3 hereof;

(2)

It shall immediately sign an equity transfer agreement or an asset transfer agreement with the WFOE and/or its Designee(s), and transfer the Equity, Assets and Businesses specified in the Exercise Notice to the WFOE and/or its Designee(s) at the Transfer Price; and

(3)

the relevant Parties shall execute all other necessary contracts, agreements or documents (including but not limited to amendments to the Company’s articles of association), obtain all necessary government licenses, permits, registrations or filings (including but not limited to alteration to the Company’s business license, transfer of property right, modification of IPR registration, etc.), take all necessary actions to transfer valid ownership of the Equity, Assets and Businesses purchased to the WFOE and/or its Designee(s), free from any security interests and other unfavorable claims, and cause the WFOE and/or its Designee(s) to become the registered owner(s) thereof, so that the WFOE and/or its Designee(s) may obtain all the transferred Equity, Assets and Businesses specified in the Exercise Notice without legal defects. For the purpose of this section and this Agreement, “security interests” shall include securities, mortgages, third party’s rights or interests, any stock options, acquisition right, right of first refusal, right to offset, ownership retention or other security arrangements, but shall be deemed to exclude any security interest created by this Agreement and the Equity Pledge Agreement.

2.3

Concurrently with the execution of this Agreement, the Existing Shareholders and the Company shall respectively sign a power of attorney (“Power of Attorney”, the format of which is shown in Annex III hereto), entrusting any person designated by them in writing to sign any and all necessary legal documents on their behalf or on its behalf in accordance with this Agreement, so as to ensure that the WFOE and/or its Designee(s) acquire all the transferred Equity without legal defects. Such Powers of Attorney shall be kept by the WFOE, and if necessary, the WFOE may require the Existing Shareholders and the Company to sign multiple copies of their respective Power of Attorney at any time, and may submit such Powers of Attorney to relevant government departments.

3.	Transfer Price

3.1

Whenever the WFOE exercises the Option, the entire Transfer Price to be paid by the WFOE and/or its Designee(s) to the Existing Shareholders and the Company shall be the lowest price allowed by PRC laws at the time of exercise. The Existing Shareholders and the Company hereby irrevocably agree that: if the applicable law then requires that the Transfer Price of the Company’s Equity must be based on the appraised value thereof, and (1) the appraised value is higher than the amount corresponding to the Company’s registered capital, the Existing Shareholders and the Company will waive the part of the appraised value that is higher than the amount corresponding to the Company’s registered capital in a legitimate manner, or return the difference to the WFOE and/or its Designee(s) in a legitimate manner after the receipt thereof; or (2) the appraised value is lower than the amount corresponding to the Company’s registered capital, the Parties agree to take the appraised value as the Transfer Price.

3.2

The Existing Shareholders and the Company hereby irrevocably agree that, upon receipt of such Transfer Price from the WFOE and/or its Designee(s), it shall return the price to the WFOE and/or any other entity or individual designated by the WFOE within ten (10) working days in a manner consistent with the law.

4.	Representations and Warranties

4.1	The Existing Shareholders hereby represent and warrant as follows, and such representations and warranties shall remain valid, as if made at the time of the transfer of Equity, Assets and Businesses.

4.1.1

Each Existing Shareholder is a Chinese natural person and/or enterprise with full capacity; it has full and independent legal status and legal capacity to execute, deliver and perform this Agreement, and may independently act as a subject of litigation.

4.1.2

The Company is a limited liability company duly incorporated and validly existing under the laws of the People’s Republic of China, with independent legal personality; it has full and independent legal status and legal capacity to execute, deliver and perform this Agreement, and may independently act as a subject of litigation.

4.1.3

It has full power and authority to execute and deliver this Agreement and all other documents to be executed by it in connection with the transaction contemplated by this Agreement, and has full power and authority to consummate the transactions contemplated hereunder and to perform its obligations under this Agreement and any other transfer agreement.

4.1.4

This Agreement has been duly and properly executed and delivered by the Existing Shareholders. This Agreement shall constitute a legal and binding obligation on it and is enforceable against it pursuant to the terms hereof.

4.1.5

Each Existing shareholder is a legal owner of record of the Company when this Agreement comes into effect, and has complete and merchantable ownership of its Equity in the Company. Except for the rights created by this Agreement, the Equity Pledge Agreement signed with the Company and the WFOE, and Shareholders Voting Proxy Agreement signed with the WFOE and the Company, there is no lien, pledge, right of claim or other security interests and third party rights on the Equity, Assets and Businesses. According to this Agreement, the WFOE and/or its Designee(s) will acquire good title to the Equity, Assets and Businesses free of lien, pledge, right of claim or other security interests and third party rights after the exercise of the Option.

4.1.6

Neither the execution and delivery of this Agreement or any transfer agreement nor the performance of the obligations hereunder or thereunder will: (i) cause any violation of any applicable laws; (ii) be inconsistent with the articles of association or other organizational documents of the Company; (iii) cause the violation of any contracts or instruments to which they are a party or by which they are bound, or constitute any breach under any contracts or instruments to which they are a party or by which they are bound; (iv) cause any violation of any condition for the grant and/or continued effectiveness of any licenses or permits issued to either of them; or (v) cause the suspension or revocation of or imposition of additional conditions to any licenses or permits issued to either of them.

4.1.7

The Company has complied with all applicable laws and regulations applicable to asset acquisitions, and there is no pending or threatened litigation, arbitration or administrative proceedings relating to the Equity, Assets or Businesses of the Company or the Company.

4.2	The Company hereby represents and warrants as follows:

4.2.1

The Company is a limited liability company duly incorporated and validly existing under the laws of the People’s Republic of China, with independent legal personality. The Company has full and independent legal status and legal capacity to execute, deliver and perform this Agreement, and may independently act as a subject of litigation.

4.2.2

The Company has full corporate power and authority to execute and deliver this Agreement and all other documents to be executed by it in relation to the transaction contemplated hereby, and has full corporate power and authority to consummate the transactions contemplated hereunder.

4.2.3	This Agreement has been duly and properly executed and delivered by the Company. This Agreement constitutes a legal and binding obligation on it.

4.2.4

Each Existing shareholder is a legal owner of record of the Company when this Agreement comes into effect, and has complete and merchantable ownership of its Equity in the Company. The Company has good and merchantable title to all its Assets and Businesses. According to this Agreement, the WFOE and/or its Designee(s) will acquire good title to the Equity, Assets and Businesses transferred free of lien, pledge, right of claim or other security interests and third party rights after the exercise of the Option.

4.2.5

The Company has complete business licenses required for its operations when this Agreement comes into effect, and has full rights and qualifications to carry out its business in China. Since its establishment, the Company has been operating according to law, and there has been no actual or possible violation of the regulations and requirements of industry and commerce, taxation, culture, quality and technology supervision, labor and social security, and other government departments, and no dispute over breach of contract.

4.2.6

Neither the execution and delivery of this Agreement or any transfer agreement nor the performance of the obligations hereunder or thereunder will: (i) cause any violation of any applicable laws; (ii) be inconsistent with the articles of association or other organizational documents of the Company; (iii) cause the violation of any contracts or instruments to which they are a party or by which they are bound, or constitute any breach under any contracts or instruments to which they are a party or by which they are bound; (iv) cause any violation of any condition for the grant and/or continued effectiveness of any licenses or permits issued to either of them; or (v) cause the suspension or revocation of or imposition of additional conditions to any licenses or permits issued to either of them.

4.2.7

The Company has no outstanding debts, except for (i) debts incurred in the ordinary course of business; and (ii) debts disclosed to the WFOE for which the WFOE’s written consent has been obtained; if the Company is dissolved or liquidated as required by PRC laws, it shall sell all its Assets to the WFOE or the Designee(s) to the extent permitted by PRC laws at the lowest price permitted by PRC laws. The Company shall exempt the WFOE or its Designee(s) from any payment obligation arising therefrom to the extent permitted by appliable PRC laws then in effect; or any proceeds from the transaction shall be paid to the WFOE or its Designee(s) as part of the service fees under the exclusive service agreement to the extent permitted by appliable PRC laws then in effect;

4.2.8

The Company has complied with all applicable laws and regulations applicable to asset acquisitions, and there is no pending or threatened litigation, arbitration or administrative proceedings relating to the Equity, Assets or Businesses of the Company or the Company.

5.	Covenants of Existing Shareholders

The Existing Shareholders hereby covenant as follows:

5.1

During the validity period of this Agreement, they must take all necessary measures to enable the Company to promptly obtain all business licenses required for its business operations and to keep all such licenses valid at all times.

5.2	During the validity period of this Agreement, without the prior written consent of the WFOE:

5.2.1	No Existing Shareholder may transfer or otherwise dispose of any Equity, Assets or Businesses, or create any security interests or other third-party rights thereon;

5.2.2	They may not increase or decrease the Company’s registered capital or otherwise change the Company’s structure of registered capital;

5.2.3

They may not sell, transfer, mortgage or otherwise dispose of or procure the Company’s management to sell, transfer, mortgage or otherwise dispose of the legitimate or beneficial interests in any asset, business or income of the Company, or allow the creation of any security interest or other encumbrance thereon (except those that occur in the ordinary course of business);

5.2.4

They may not execute or terminate or procure the management of the Company to execute or terminate any major agreement signed by the Company, or execute any other agreement that conflicts with the existing major agreements;

5.2.5

They may not individually or jointly procure the Company to enter into transactions that may materially affect the Company’s assets, responsibilities, business operations, shareholding structure, equity held in third parties and other legitimate rights (except those that occur in the ordinary course of business);

5.2.6	They may not appoint or remove any director, supervisor or other managers of the Company who shall be appointed or removed by the Existing Shareholders;

5.2.7	They may not declare the distribution or actually distribute any distributable profits, bonus or dividends, or vote for the foregoing declaration or distribution;

5.2.8	They shall guarantee the valid existence of the Company and prevent the Company from termination, liquidation or dissolution;

5.2.9	They may not substantially modify the Company’s articles of association in any form; and

5.2.10

They shall keep the Company from giving or borrowing loans, or from providing guarantees or giving other forms of security, or from undertaking any substantive obligations beyond the ordinary course of business.

5.3

During the validity period of this Agreement, they must do their utmost to develop the Company’s business and guarantee legitimate and compliant operations of the Company. They will have no act or omission that may damage the Company’s assets or goodwill or affect the validity of the Company’s business license, and will procure the Company to perform its obligations under the Exclusive Service Agreement signed as of the date hereof. If the Existing Shareholders have any outstanding rights to the Equity under this Agreement or under the Equity Pledge Agreement signed by the Parties hereunder or under the Shareholders Voting Proxy Agreement granted to the WFOE as the beneficiary, unless otherwise instructed by the WFOE in writing, neither of the Existing shareholders may exercise such rights.

5.4

If the WFOE exercises the Option to purchase Assets and Businesses, after the WFOE or its Designee(s) are transferred all or part of the Company’s Assets and Businesses and start the operations thereof, the Company and its affiliates may no longer engage in any way in businesses which are the same with or similar to those involved in the Businesses or Assets transferred and/or which would compete with the aforementioned businesses.

5.5

They shall immediately notify the WFOE of the occurrence or possible occurrence of any litigation, arbitration or administrative proceedings relating to the Company’s Equity, Assets, Businesses or income; to maintain the Company’s ownership of all its Assets, they shall execute all necessary or appropriate documents, take all necessary or appropriate actions and file all necessary or appropriate appeals or make necessary and appropriate defenses to all claims.

5.6	At the request of the WFOE, they shall provide the WFOE with all materials about the Company’s operations and financial status.

5.7

The Existing Shareholders shall procure the Company’s shareholders meeting or board of directors to vote for the transfer of the Equity and/or Assets and Businesses purchased as specified in this Agreement and to take any and all other actions that the WFOE may require.

5.8

At the request of the WFOE at any time, the Existing Shareholders shall immediately and unconditionally transfer their Equity in the Company to the WFOE and/or the Designee(s) pursuant to the Option hereunder.

6.	Covenants of the Company

6.1

If the execution and performance of this Agreement and the granting of the Option hereunder require the consent, permission, waiver, authorization of any third party, or approval, permission, release from, or registration or filing with any government agency (if required by law), the Company shall satisfy such conditions.

6.2	During the validity period of this Agreement, without the prior written consent of the WFOE:

6.2.1

The Company will not assist or allow the Existing Shareholders to transfer or otherwise dispose of any Equity, Assets or Businesses, or create any security interests or other third-party rights thereon;

6.2.2	The Company may not increase or decrease the Company’s registered capital or otherwise change the Company’s structure of registered capital;

6.2.3

The Company may not sell, transfer, mortgage or otherwise dispose of or procure the Company’s management to sell, transfer, mortgage or otherwise dispose of the legitimate or beneficial interests in any asset, business or income of the Company, or allow the creation of any security interest or other encumbrance thereon (except those that occur in the ordinary course of business);

6.2.4

The Company may not execute or terminate or procure its management to execute or terminate any major agreement signed by the Company, or execute any other agreement that conflicts with the existing major agreements;

6.2.5

The Company may not individually or jointly procure the Company to enter into transactions that may materially affect the Company’s assets, responsibilities, business operations, shareholding structure, equity held in third parties and other legitimate rights (except those that occur in the ordinary course of business);

6.2.6	The Company may not appoint or remove any director, supervisor or other managers of the Company who shall be appointed or removed by the Existing Shareholders;

6.2.7	It may not declare the distribution or actually distribute any distributable profits, bonus or dividends, or vote for the foregoing declaration or distribution;

6.2.8	It shall guarantee the valid existence of the Company and prevent the Company from termination, liquidation or dissolution;

6.2.9	It may not substantially modify the Company’s articles of association in any form; and

6.2.10

It shall keep the Company from giving or borrowing loans, or from providing guarantees or giving other forms of security, or from undertaking any substantive obligations beyond the ordinary course of business.

6.3

The Company may not carry out or allow any behavior or action that may have a material adverse effect on the WFOE’s interest hereunder, including but not limited to: selling, transferring, mortgaging or otherwise disposing of any of its own Assets, Businesses, Income or other legal rights, or allowing any security interests or other third-party rights to be imposed on such Assets, Businesses, income, or other legal rights (except those arising in the ordinary course of business).

6.4

If the WFOE exercises the Option to purchase Assets and Businesses, after the WFOE or its Designee(s) are transferred all or part of the Company’s Assets and Businesses and start the operations thereof, the Company and its affiliates may no longer engage in any way in businesses which are the same with or similar to those involved in the Businesses or Assets transferred and/or which would compete with the aforementioned businesses.

6.5	At the request of the WFOE, it shall provide the WFOE with all materials about the Company’s operations and financial status.

6.6

If the WFOE exercises the Option to purchase Assets and Businesses, after the WFOE or its Designee(s) are transferred all or part of the Company’s Assets and Businesses and start the operations thereof, the Company and its affiliates may no longer engage in any way in businesses which are the same with or similar to those involved in the Businesses or Assets transferred and/or which would compete with the aforementioned businesses.

6.7

It shall immediately notify the WFOE of the occurrence or possible occurrence of any litigation, arbitration or administrative proceedings relating to the Company’s Equity, Assets, Businesses or income; to maintain the Company’s ownership of all its Assets, it shall execute all necessary or appropriate documents, take all necessary or appropriate actions and file all necessary or appropriate appeals or make necessary and appropriate defenses to all claims.

6.8	At the request of the WFOE at any time, the Company shall immediately and unconditionally transfer its Assets and Businesses to the WFOE and/or the Designee(s) pursuant to the Option hereunder.

7.	Confidentiality

7.1	Irrespective of whether this Agreement has been terminated, each of the Parties shall maintain in strict confidence the following information:

(1)	The execution and performance of this Agreement and the content of this Agreement;

(2)	The trade secrets, proprietary information and customer information about the WFOE coming into its knowledge during the entry into and performance of this Agreement; and

(3)

The Company’s trade secrets, proprietary information, and customer information (hereinafter collectively referred to as the “Confidential Information”) that it learns or receives as a shareholder of the Company.

Each Party may use such Confidential Information only for the purpose of fulfilling its obligations hereunder. Without the written permission of the other Party, no Party may disclose the above-mentioned Confidential Information to any third party, or it shall bear the liability for breach of contract and compensate for the losses of the other Party.

7.2

After the termination of this Agreement, each Party shall return, destroy or otherwise deal with all documents, materials or software containing Confidential Information, and stop using such Confidential Information, at the request of the other Party.

7.3	Notwithstanding any other provisions hereof, the validity of this section shall not be affected by any dissolution or termination of this Agreement.

8.	Term

This Agreement will take effect upon official signature by the Parties, and shall remain effective until all Equity and/or Assets and Businesses have been transferred to the WFOE and/or the Designee(s) in accordance with the provisions of this Agreement.

9.	Notice

All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, prepaid postage, a commercial courier service or facsimile transmission to the address of such Party set forth below. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

Notices given by personal delivery, courier service, registered mail or prepaid postage shall be deemed effectively given on the date of delivery.

Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

For the purpose of notices, the addresses of the Parties are as follows:

Beijing ForU Duoduo Information Technology Co., Ltd.

Address: Room 306, 3rd floor, Zone B, Building 1, Guorui Building, No. 359

Jiangdong Middle Road, Jianye District, Nanjing

Recipient: Shan Dandan

Email: ****************

Shan Dandan

Address: Room 306, 3rd floor, Zone B, Building 1, Guorui Building, No. 359

Jiangdong Middle Road, Jianye District, Nanjing

Email: ****************

Wang Hongxin

Address: Room 306, 3rd floor, Zone B, Building 1, Guorui Building, No. 359

Jiangdong Middle Road, Jianye District, Nanjing

Email: ****************

Nanjing ForU Online Electronic Commerce Co., Ltd.

Address: Room 306, 3rd floor, Zone B, Building 1, Guorui Building, No. 359

Jiangdong Middle Road, Jianye District, Nanjing

Recipient: Shan Dandan

Email: ****************

Any Party may at any time change its address for notices by a notice delivered to the other Parties in accordance with the terms hereof.

10.	Default Liabilities

10.1

The Parties agree and acknowledge that, if any Party (hereinafter the “Defaulting Party”) conducts any material breach of any term of this Agreement, or materially fails to perform any of its obligations hereunder, such breach or failure shall constitute a default under this Agreement (hereinafter a “Default”), then any non-defaulting Party shall be entitled to demand the Defaulting Party to rectify such Default or take remedial measures within a reasonable period. If the Defaulting Party fails to rectify such Default or take remedial measures within such reasonable period or within 15 days following the written notice issued by the non-defaulting Party and the rectification requirement, the non-defaulting Party shall be entitled to decide to, at its discretion:

(1)	Require the Defaulting Party to indemnify all the damages; or

(2)	Require the specific performance of the obligations of the Defaulting Party under this Agreement, and require the Defaulting Party to indemnify all damages.

10.2

The Parties agree and confirm that, unless otherwise provided by law or this Agreement, under no circumstance may the Existing Shareholders and the Company require the termination or dissolution of this Agreement for any reason.

10.3	Notwithstanding any other provisions hereof, the validity of this section shall not be affected by any dissolution or termination of this Agreement.

11.	Miscellaneous

11.1	This Agreement is written in Chinese with four (4) originals, and one (1) for each Party.

11.2	The execution, effectiveness, performance, amendment, construction and termination of this Agreement shall be governed by the laws of the PRC.

11.3

Any dispute arising out of or in connection with this Agreement shall be settled by the Parties through consultations and shall, in the absence of an agreement being reached by the Parties within 30 days of its occurrence, be brought before the China International Economic and Trade Arbitration Commission for arbitration in Beijing according to its current arbitration rules, and the arbitration award shall be final and binding on the Parties.

11.4

No right, power or remedy empowered to any Party by any provision of this Agreement shall preclude any other right, power or remedy enjoyed by such Party in accordance with law or any other provisions hereof and no exercise by a Party of any of its rights, powers and remedies shall preclude its exercise of its other rights, powers and remedies.

11.5

No failure or delay by a Party in exercising any right, power or remedy under this Agreement or laws (“Party’s Rights”) shall result in a waiver of such rights; and no single or partial waiver by a Party of the Party’s Rights shall preclude such Party from exercising such rights in any other way or exercising the remaining part of the Party’s Rights.

11.6	The section headings herein are inserted for convenience of reference only and shall in no event be used in or affect the interpretation of the provisions hereof.

11.7

Each provision contained herein shall be severable and independent of any other provisions hereof, and if at any time any one or more provisions hereof become invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not be affected thereby.

11.8

Once executed, this Agreement shall replace any prior legal instrument between the Parties relating to the subject matter hereof. Any amendment or supplement to this Agreement shall be made in writing and shall take effect only when properly signed by the Parties hereto.

11.9	Neither Party may assign any of its rights or obligations hereunder to any third party without the written consent of the other Party.

11.10	This Agreement shall be binding on the legal successors of the Parties.

11.11

Each Party shall pay any and all taxes and dues incurred thereby or levied thereon in accordance with PRC laws in connection with the preparation and execution of this Agreement and each Asset/Equity/Business transfer agreement as well as the consummation of the transactions contemplated hereunder and thereunder.

[No text below]

(No text on this page, this being a signature page to the Exclusive Option Agreement)

IN WITNESS WHEREOF, the Parties have caused this Exclusive Option Agreement to be executed at the place and as of the date first above written.

Beijing ForU Duoduo Information Technology Co., Ltd.

(seal)

Authorized signatory: /s/ Shan Dandan

(No text on this page, this being a signature page to the Exclusive Option Agreement)

IN WITNESS WHEREOF, the Parties have caused this Exclusive Option Agreement to be executed at the place and as of the date first above written.

Shan Dandan

By: /s/ Shan Dandan

(No text on this page, this being a signature page to the Exclusive Option Agreement)

IN WITNESS WHEREOF, the Parties have caused this Exclusive Option Agreement to be executed at the place and as of the date first above written.

Wang Hongxin

By: /s/ Wang Hongxin

(No text on this page, this being a signature page to the Exclusive Option Agreement)

IN WITNESS WHEREOF, the Parties have caused this Exclusive Option Agreement to be executed at the place and as of the date first above written.

Nanjing ForU Online Electronic Commerce Co., Ltd.

(seal)

Authorized signatory: /s/ Shan Dandan

Annex I:

Company Profile

Company Name: Nanjing ForU Online Electronic Commerce Co., Ltd.

Registered address: 2nd floor, Zone B, Building 1, Guorui building, No. 359 Jiangdong Middle Road, Jianye District, Nanjing

Registered capital: 75 million (RMB)

Legal representative: Shan Dandan

Ownership structure:

No.	Name of shareholder	Capital contribution (RMB 10,000)	Ratio of contributions
1	Shan Dandan	7469.76	99.60%
2	Wang Hongxin	30.24	0.40%

Total		7,500.00	100.00%

Annex II:

Format of Exercise Notice

(I)

To: [Name of Existing Shareholder]

Whereas, we entered into an Exclusive Option Agreement (“Exclusive Option Agreement”) with you and Nanjing ForU Online Electronic Commerce Co., Ltd. (hereinafter referred to as the “Company”) on ______, according to which, to the extent permitted by PRC laws and regulations, you shall transfer your Equity in the Company to us and/or any third party designated by us as required.

Therefore, we hereby send you this Notice as follows:

We hereby request the exercise of the option under the Exclusive Option Agreement. That is to say, we/ ________ designated by us will be transferred____% of the Company’s Equity held by you (hereinafter referred to as the “Equity Transferred”). Please transfer all the Equity Transferred to us /______ in accordance with the terms of the Exclusive Option Agreement immediately after receiving this Notice.

Sincerely yours,

Beijing ForU Duoduo Information Technology Co., Ltd.

(seal)

Authorized signatory:____________

Date:

Format of Exercise Notice

(II)

To: Nanjing ForU Online Electronic Commerce Co., Ltd.

Whereas, we entered into an Exclusive Option Agreement (“Exclusive Option Agreement”) with you, Shan Dandan and other shareholders on ______, according to which, to the extent permitted by PRC laws and regulations, you shall transfer your Assets and Businesses to us and/or any third party designated by us as required.

Therefore, we hereby send you this Notice as follows:

We hereby request the exercise of the option under the Exclusive Option Agreement. That is to say, we/ ________ designated by us will be transferred the following Assets and Businesses: ______________ (hereinafter referred to as the “Assets and Businesses Transferred”). Please transfer all the Assets and Businesses Transferred to us /______ in accordance with the terms of the Exclusive Option Agreement immediately after receiving this Notice.

Sincerely yours,

Beijing ForU Duoduo Information Technology Co., Ltd.

(seal)

Authorized signatory:____________

Date:

Annex III:

Power of Attorney

(I)

I/the partnership/the Company, [name of Existing Shareholder], hereby irrevocably entrust [                ] (ID number: [                ]) to execute, as my proxy and on my behalf, the agreement between me and Beijing ForU Duoduo Information Technology Co., Ltd. concerning the transfer of Equity in Nanjing ForU Online Electronic Commerce Co., Ltd. and other relevant legal documents, and to handle all related procedures such as industrial and commercial registration. I confirm that, once executed, such equity transfer agreement and other relevant legal documents shall be legally binding upon me.

[Name of Existing Shareholder] (signature/seal)

Authorized signatory:____________

Date:

Power of Attorney

(II)

By virtue of the attached resolutions of the shareholders’ meeting and the board of directors, the company, Nanjing ForU Online Electronic Commerce Co., Ltd., hereby irrevocably entrust [                ] (ID number: [                ]) to execute, as its proxy and on its behalf, the agreements between the company and Beijing ForU Duoduo Information Technology Co., Ltd. concerning the transfer of our Assets and Businesses and other relevant legal documents, and to handle all related procedures such as industrial and commercial registration. According to the attached resolutions of the shareholders’ meeting and the board of directors, the company confirms that, once executed, such Asset and Business transfer agreements and other relevant legal documents shall be legally binding upon it.

Nanjing ForU Online Electronic Commerce Co., Ltd.

(seal)

Date: